CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the references to our firm under the captions "Financial Highlights" in the Class A, Class B, and Class C Prospectus and "Independent Auditors" and "Financial Statements" in the Statement of Additional Information and to the incorporation by reference in Post-Effective Amendment Number 3 to the Registration Statement (Form N-1A No. 333-96545) of our report dated February 18, 2003 on the financial statements and financial highlights of Pioneer Protected Principal Plus Fund, a series of Pioneer Protected Principal Trust.





                                              ERNST & YOUNG LLP


Boston, Massachusetts
April 28, 2003